Exhibit 8.1

Principal Subsidiaries and VIEs of Autohome Inc.

Subsidiaries:

Cheerbright International Holdings Limited, a British Virgin Islands company

Autohome Link Inc., a Cayman Islands company

Autohome (Hong Kong) Limited, a Hong Kong company

Autohome Media Limited, a Hong Kong company

Autohome Link Hong Kong Limited, a Hong Kong company

Fetchauto Limited, an Irish company

FetchAuto GmbH, a German company

Fetchauto Limited, a UK company

Beijing Cheerbright Technologies Co., Ltd., a PRC company

Autohome Shanghai Advertising Co., Ltd., a PRC company

Beijing Prbrownies Software Co., Ltd., a PRC company

Beijing Autohome Technologies Co., Ltd., a PRC company

Beijing Autohome Advertising Co., Ltd., a PRC company

Guangzhou Chezhihuitong Advertising Co., Ltd., a PRC company

Guangzhou Autohome Advertising Co., Ltd., a PRC company

Hainan Chezhiyitong Information Technology Co., Ltd., a PRC company

Tianjin Autohome Data Information Technology Co., Ltd., a PRC company

Autohome Zhejiang Advertising Co., Ltd., a PRC company

Beijing Chezhiying Technology Co., Ltd., a PRC company

TTP CAR INC., a Cayman Islands company

AUTO PAI LTD., a British Virgin Islands company

TTP CAR (HK) LIMITED, a Hong Kong company

Shanghai Jinpai E-commerce Co., Ltd., a PRC company

Shanghai Chezhitong Information Technology Co., Ltd., a PRC company

Autohome E-commerce Inc., a British Virgin Islands company

Beijing Kemoshijie Technology Co., Ltd., a PRC company

Chengdu Prbrownies Software Co., Ltd., a PRC company

Variable Interest Entities:

Beijing Autohome Information Technology Co., Ltd., a PRC company

Shanghai Tianhe Insurance Brokerage Co., Ltd., a PRC company

Beijing Shengtuo Hongyuan Information Technology Co., Ltd., a PRC company

Shanghai Jinwu Auto Technology Consultant Co., Ltd., a PRC company